Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of America First Multifamily Investors, L.P. of our report dated February 24, 2022 relating to the financial statements, which appears in America First Multifamily Investors, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2021.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 23, 2022